Miranda Hunter (Investor Contact):	(441) 405-2635;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $181 MILLION, or $2.10 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $202 MILLION, or $2.34 PER DILUTED COMMON SHARE

For the third quarter of 2023, the Company reports:
•Annualized return on average common equity ("ROACE") of 16.1% and annualized operating ROACE of 18.0%
•Improvement of 11.6 points in the combined ratio to 92.7%
•Catastrophe and weather-related losses ratio of 3.2%, a decrease of 13.4 points

For the nine months ended September 30, 2023, the Company reports:
•Net income available to common shareholders of $496 million, or $5.77 per diluted common share and operating income of $593 million, or $6.90 per diluted common share
•Annualized return on average common equity ("ROACE") of 15.4% and annualized operating ROACE of 18.4%
•Improvement of 4.7 points in the combined ratio to 91.7%
•Catastrophe and weather-related losses ratio of 2.9%, a decrease of 6.0 points
•Book value per diluted common share of $51.17, an increase of $4.22, or 9.0%, compared to December 31, 2022

Pembroke, Bermuda, November 1, 2023 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the third quarter ended September 30, 2023.

Commenting on the third quarter 2023 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

“AXIS delivered another strong quarter as we produced excellent results across multiple measures. The quarter was highlighted by record operating earnings per share on both a third quarter and year-to-date basis. The continued positive momentum in our performance reflects the progress we’ve made in enhancing our integrated underwriting strategy to drive outstanding cycle management, deliver consistent profitable results and generate increased book value per share.

“During the quarter, we continued to grow in our chosen markets across both our insurance and reinsurance businesses, while capitalizing on favorable market conditions across nearly all our lines. This included achieving our highest-ever third quarter production on record for our specialty insurance business, coupled with an 88.2% combined ratio in the quarter. The repositioning of AXIS Re as a more focused and less volatile specialist continues to take hold as evidenced by a 92.7% combined ratio and solid new business growth in our key areas.

“Through our ‘How We Work’ initiative we’ve continued to enhance our operating model to increase our agility and efficiency. We’re energized for the future and see exciting upside potential for our business as we lean further into our markets to unlock new revenue opportunities, maximize our strong distribution relationships, and fully leverage our global platform to deliver value to our customers.”
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Consolidated Results*

•Net income available to common shareholders for the third quarter of 2023 was $181 million, or $2.10 per diluted common share, compared to net loss attributable to common shareholders of $(17) million, or $(0.20) per diluted common share, for the third quarter of 2022.
•Net income available to common shareholders for the nine months ended September 30, 2023 was $496 million, or $5.77 per diluted common share, compared to net income available to common shareholders of $152 million, or $1.77 per diluted common share, for the same period in 2022.
•Operating income1 for the third quarter of 2023 was $202 million, or $2.34 per diluted common share1, compared to operating income of $3 million, or $0.03 per diluted common share, for the third quarter of 2022.
•Operating income for the nine months ended September 30, 2023 was $593 million, or $6.90 per diluted common share, compared to operating income of $331 million, or $3.86 per diluted common share, for the same period in 2022.
•On September 22, 2023 we entered into a quota share retrocession agreement, with an effective date of January 1, 2023, to retrocede reinsurance business to Monarch Point Re. With regard to the retroactive element of the agreement, we recognized a loss expense of $7 million in the third quarter. With regard to the prospective element of the agreement, we ceded premiums of $244 million to Monarch Point Re in the third quarter.
•Corporate expenses of $41 million, an increase of $15 million, compared to September 30, 2022, mainly due to performance-related compensation costs and executive-related compensation costs associated with the transition in our senior leadership.
•Reorganization expenses of $29 million include impairments of computer software assets and severance costs associated with the departures of certain employees mainly attributable to our "How We Work" program which focuses on simplifying our operating structure. Reorganization expenses are excluded from operating income.
•Book yield of fixed maturities was 4.1% at September 30, 2023, compared to 2.9% at September 30, 2022. The market yield was 6.2% at September 30, 2023.
•Net investment income for the third quarter of 2023 was $154 million, compared to $88 million, for the third quarter of 2022, attributable to an increase in income from our fixed maturities portfolio due to increased yields.
•Book value per diluted common share was $51.17 at September 30, 2023, an increase of $0.19, or 0.4%, compared to June 30, 2023, driven by net income, partially offset by net unrealized investment losses reported in accumulated other comprehensive income (loss), and common share dividends declared.
•Adjusted for dividends declared, book value per diluted common share increased by $0.63, or 1.2%, compared to June 30, 2023.
•Adjusted for dividends declared, book value per diluted common share increased by $9.43, or 21.7%, over the past twelve months.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $59.78 at September 30, 2023, compared to $58.01 at June 30, 2023 and $55.21 at September 30, 2022.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $198 million, or 12%, to $1.9 billion with an increase of $140 million, or 11% in the insurance segment, and an increase of $58 million, or 15% in the reinsurance segment.
•Net premiums written decreased by $61 million, or 6%, to $1.0 billion with a decrease of $169 million, or 65% in the reinsurance segment, partially offset by an increase of $107 million, or 14% in the insurance segment.

	Three months ended September 30,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[3]	56.3%	57.1%	(0.8	pts)
Catastrophe and weather-related losses ratio	3.2%	16.6%	(13.4	pts)
Current accident year loss ratio	59.5%	73.7%	(14.2	pts)
Prior year reserve development ratio	(0.2%)	(0.4%)	0.2	pts
Net losses and loss expenses ratio	59.3%	73.3%	(14.0	pts)
Acquisition cost ratio	19.9%	18.7%	1.2	pts
General and administrative expense ratio	13.5%	12.3%	1.2	pts
Combined ratio	92.7%	104.3%	(11.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.7%	88.1%	1.6	pts
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $42 million ($36 million, after-tax), (Insurance: $37 million; Reinsurance: $5 million), or 3.2 points, primarily attributable to Maui wildfires, Hurricane Idalia, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $212 million, (Insurance: $113 million; Reinsurance: $99 million), or 16.6 points in 2022.
•Net favorable prior year reserve development was $3 million (Insurance: $2 million; Reinsurance: $1 million), compared to $5 million (Insurance: $3 million; Reinsurance: $2 million) in 2022.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written increased by $116 million, or 2% ($183 million, or 3%, on a constant currency basis4), to $6.6 billion with an increase of $443 million, or 11% in the insurance segment, partially offset by a decrease of $326 million, or 14% in the reinsurance segment.
•Net premiums written decreased by $136 million, or 3% ($71 million, or 2%, on a constant currency basis), to $4.0 billion with a decrease of $434 million, or 26% in the reinsurance segment, partially offset by an increase of $298 million, or 12% in the insurance segment.

	Nine months ended September 30,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	56.1%	55.5%	0.6	pts
Catastrophe and weather-related losses ratio	2.9%	8.9%	(6.0	pts)
Current accident year loss ratio	59.0%	64.4%	(5.4	pts)
Prior year reserve development ratio	(0.3%)	(0.4%)	0.1	pts
Net losses and loss expenses ratio	58.7%	64.0%	(5.3	pts)
Acquisition cost ratio	19.6%	19.5%	0.1	pts
General and administrative expense ratio	13.4%	12.9%	0.5	pts
Combined ratio	91.7%	96.4%	(4.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.1%	87.9%	1.2	pts
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $112 million ($96 million, after-tax), (Insurance: $88 million; Reinsurance: $24 million), or 2.9 points, primarily attributable to Cyclone Gabrielle, the Earthquake in Turkey, Maui wildfires, New Zealand floods, Hurricane Idalia, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $339 million (Insurance: $174 million; Reinsurance: $166 million), or 8.9 points, in 2022.
•Net favorable prior year reserve development was $13 million (Insurance: $5 million; Reinsurance: $8 million), compared to $18 million (Insurance: $12 million; Reinsurance: $5 million) in 2022.

4Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended September 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$1,457,624	$1,317,890	10.6%
Net premiums written	885,252	777,789	13.8%
Net premiums earned	885,714	782,101	13.2%
Underwriting income	104,610	15,738	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.5%	52.6%	(1.1	pts)
Catastrophe and weather-related losses ratio	4.2%	14.1%	(9.9	pts)
Current accident year loss ratio	55.7%	66.7%	(11.0	pts)
Prior year reserve development ratio	(0.2%)	(0.3%)	0.1	pts
Net losses and loss expenses ratio	55.5%	66.4%	(10.9	pts)
Acquisition cost ratio	19.1%	17.8%	1.3	pts
Underwriting-related general and administrative expense ratio	13.6%	13.8%	(0.2	pts)
Combined ratio	88.2%	98.0%	(9.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.2%	84.2%	—	pts
nm - not meaningful is defined as a variance greater than +/- 100%
•Gross premiums written increased by $140 million, or 11%, primarily attributable to increases in property, liability, and marine and aviation lines due to favorable rate changes and new business, and accident and health lines mainly due to new business, partially offset by decreases in cyber lines as we continue to reshape the portfolio together with timing differences, and professional lines largely attributable to U.S. public D&O business, together with the reduction in activity in transactional liability business.
•Net premiums written increased by $107 million, or 14%, reflecting the increase in gross premiums written in the quarter, together with a decrease in premiums ceded in professional lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses decreased by 1.1 points, principally due to changes in business mix associated with the increase in property lines and the decrease in professional lines business written in recent periods, together with improved loss experience in property lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $37 million, or 4.2 points, primarily attributable to Maui wildfires, Hurricane Idalia, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $113 million, or 14.1 points, in 2022.
•The acquisition cost ratio increased by 1.3 points, primarily related to a decrease in ceding commissions due to changes in business mix associated with the increase in property lines and the decrease in professional lines business written in recent periods.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•The underwriting-related general and administrative expense ratio decreased by 0.2 points, mainly driven by an increase in net premiums earned, largely offset by an increase in performance-related compensation costs.

	Nine months ended September 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$4,557,386	$4,114,776	10.8%
Net premiums written	2,788,849	2,491,120	12.0%
Net premiums earned	2,544,920	2,303,640	10.5%
Underwriting income	322,617	203,948	58.2%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.7%	51.6%	0.1	pts
Catastrophe and weather-related losses ratio	3.5%	7.4%	(3.9	pts)
Current accident year loss ratio	55.2%	59.0%	(3.8	pts)
Prior year reserve development ratio	(0.2%)	(0.5%)	0.3	pts
Net losses and loss expenses ratio	55.0%	58.5%	(3.5	pts)
Acquisition cost ratio	18.6%	18.4%	0.2	pts
Underwriting-related general and administrative expense ratio	13.7%	14.3%	(0.6	pts)
Combined ratio	87.3%	91.2%	(3.9	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.0%	84.3%	(0.3	pts)
•Gross premiums written increased by $443 million, or 11%, primarily attributable to increases in property, liability, marine and aviation, and credit and political risk lines due to favorable rate changes and new business, and accident and health lines mainly due to new business, partially offset by a decrease in professional lines largely attributable to U.S. public D&O business, together with the reduction in activity in transactional liability business.
•Net premiums written increased by $298 million, or 12% ($318 million, or 13%, on a constant currency basis), reflecting the increase in gross premiums written, together with a decrease in premiums ceded in professional lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $88 million, or 3.5 points, primarily attributable to the Earthquake in Turkey, Maui wildfires, Cyclone Gabrielle, New Zealand floods, Hurricane Idalia, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $174 million, or 7.4 points, in 2022.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended September 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$448,254	$389,918	15.0%
Net premiums written	90,105	258,995	(65.2%)
Net premiums earned	436,850	502,765	(13.1%)
Underwriting income (loss)	42,368	(44,772)	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	66.2%	64.2%	2.0	pts
Catastrophe and weather-related losses ratio	1.0%	20.3%	(19.3	pts)
Current accident year loss ratio	67.2%	84.5%	(17.3	pts)
Prior year reserve development ratio	(0.2%)	(0.4%)	0.2	pts
Net losses and loss expenses ratio	67.0%	84.1%	(17.1	pts)
Acquisition cost ratio	21.5%	20.1%	1.4	pts
Underwriting-related general and administrative expense ratio	4.2%	4.9%	(0.7	pts)
Combined ratio	92.7%	109.1%	(16.4	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	91.9%	89.2%	2.7	pts
nm - not meaningful
•Gross premiums written increased by $58 million, or 15%, primarily attributable to increases in liability, and credit and surety lines due to new business and increased line sizes, and professional lines largely driven by new business.
•Net premiums written decreased by $169 million, or 65%, reflecting the increase in premiums ceded in liability, professional lines, credit and surety, accident and health, and motor lines associated with the quota share retrocession agreement entered into with Monarch Point Re, partially offset by an increase in gross premiums written in the quarter.
•The current accident year loss ratio decreased by 17.3 points, with a decrease in catastrophe and weather-related losses ratio of 19.3 points, partially offset by an increase in the current accident year loss ratio, excluding catastrophe and weather-related losses of 2.0 points.
◦Pre-tax catastrophe and weather-related losses, net of reinsurance, were $5 million, or 1.0 point, primarily attributable to weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $99 million, or 20.3 points, in 2022.
◦The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 2.0 points, principally due to changes in business mix associated with the exit from catastrophe and property lines of business, the impact of the loss expense related to the retrocession agreement entered into with Monarch Point Re, partially offset by changes in business mix due to the increase in credit and surety lines of business written in the recent periods which carry a relatively lower loss ratio.
•The acquisition cost ratio increased by 1.4 points, primarily related to adjustments attributable to loss-sensitive features driven by improved loss performance mainly in credit and surety, and accident and health lines.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•The underwriting-related general and administrative expense ratio decreased by 0.7 points, mainly driven by a decrease in personnel costs associated with the exit from catastrophe and property lines of business, partially offset by a decrease in net premiums earned, an increase in performance-related compensation costs, and a decrease in fees related to arrangements with strategic capital partners.

	Nine months ended September 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$2,014,846	$2,341,123	(13.9%)
Net premiums written	1,241,221	1,675,382	(25.9%)
Net premiums earned	1,273,588	1,516,523	(16.0%)
Underwriting income	112,217	22,505	nm

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	64.9%	61.6%	3.3	pts
Catastrophe and weather-related losses ratio	1.8%	11.1%	(9.3	pts)
Current accident year loss ratio	66.7%	72.7%	(6.0	pts)
Prior year reserve development ratio	(0.6%)	(0.3%)	(0.3	pts)
Net losses and loss expenses ratio	66.1%	72.4%	(6.3	pts)
Acquisition cost ratio	21.5%	21.3%	0.2	pts
Underwriting-related general and administrative expense ratio	4.9%	5.4%	(0.5	pts)
Combined ratio	92.5%	99.1%	(6.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	91.3%	88.3%	3.0	pts
nm - not meaningful
•Gross premiums written decreased by $326 million, or 14% ($281 million, or 12%, on a constant currency basis). The decreases in catastrophe and property lines were associated with the exit from these lines of business in June 2022. The decrease in marine and aviation lines was attributable to the non-renewals of marine business and the exit from aviation business effective January 1, 2023. In our ongoing specialty lines, a decrease in liability lines was partially offset by increases in credit and surety, and professional lines. The decrease in liability lines was primarily due to non-renewals of U.S. regional multi-line business that included a high proportion of property exposures and the decreased line size on a significant contract following the exit from catastrophe and property lines of business. The increase in credit and surety lines and professional lines was due to new business.
•Net premiums written decreased by $434 million, or 26% ($389 million, or 23%, on a constant currency basis), reflecting the decrease in gross premiums written, together with an increase in premiums ceded in professional lines, liability, accident and health, credit and surety, and motor lines associated with the quota share retrocession agreement entered into with Monarch Point Re.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $24 million, or 1.8 points, primarily attributable to Cyclone Gabrielle, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $166 million, or 11.1 points, in 2022.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2023	2022	2023	2022

Net investment income	$154,201	$88,177	$424,802	$271,744
Net investments losses	(53,114)	(146,458)	(97,671)	(414,231)
Change in net unrealized gains (losses) on fixed maturities(5)	(157,943)	(296,487)	(17,909)	(1,142,423)
Interest in income (loss) of equity method investments	2,940	(7,560)	2,835	5,040
Total	$(53,916)	$(362,328)	$312,057	$(1,279,870)

Average cash and investments(6)	$16,281,540	$15,824,697	$16,057,260	$16,003,712

Total return on average cash and investments, pre-tax:
Including investment related foreign exchange movements	(0.3%)	(2.3%)	1.9%	(8.0%)
Excluding investment related foreign exchange movements(7)	—%	(1.8%)	2.0%	(6.8%)

•Net investment income increased by $66 million, or 75%, in the quarter, compared to the third quarter of 2022, attributable to an increase in income from our fixed maturities portfolio due to increased yields.
•Net investment losses recognized in net income for the quarter included net unrealized losses of $37 million ($28 million excluding foreign exchange movements), attributable to a decrease in the market value of our equity securities portfolio.
•Net unrealized losses, pre-tax of $158 million ($124 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter due to a decrease in the market value of our fixed maturities portfolio attributable to increased yields, compared to net unrealized losses, pre-tax of $296 million ($250 million excluding foreign exchange movements) recognized during the third quarter of 2022.
•Book yield of fixed maturities was 4.1% at September 30, 2023, compared to 2.9% at September 30, 2022 and 3.5% at December 31, 2022. The market yield was 6.2% at September 30, 2023.

5 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
6 The average cash and investments balance is calculated by taking the average of the period end fair value balances.
7 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(49) million and $(83) million for the three months ended September 30, 2023 and 2022, respectively and foreign exchange (losses) gains of $(9) million and $(189) million for the nine months ended September 30, 2023 and 2022, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	September 30,	December 31,
($ in thousands)	2023	2022	Change
Total capital[8]	$6,346,566	$5,952,224	$394,342
•Total capital of $6.3 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.0 billion at December 31, 2022, with the increase driven by net income, partially offset by common share dividends declared.
•At September 30, 2023, we had $100 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2023.
Book Value per diluted common share

	September 30,	June 30,	September 30,
	2023	2023	2022
Book value per diluted common share[9]	$51.17	$50.98	$43.50
•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	September 30, 2023		September 30, 2023
	Change	% Change	Change	% Change
Book value per diluted common share	$0.19	0.4%	$7.67	17.6%
Book value per diluted common share - adjusted for dividends declared	$0.63	1.2%	$9.43	21.7%
•Book value per diluted common share increased by $0.19 in the quarter, driven by net income, partially offset by net unrealized investment losses reported in accumulated other comprehensive income (loss), and common share dividends declared.
•Book value per diluted common share increased by $7.67 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $59.78.
•Adjusted for dividends declared, the book value per diluted common share increased by $0.63 for the quarter, and increased by $9.43 over the past twelve months.

8 Total capital represents the sum of total shareholders' equity and debt.
9 Calculated using the treasury stock method.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, November 2, 2023 at 9:30 a.m. (ET) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 6504226 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 6757410. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended September 30, 2023 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $5.0 billion at September 30, 2023, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and X Corp.
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AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022

	2023	2022

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,723,368	$11,326,894
Fixed maturities, held to maturity, at amortized cost	712,840	698,351
Equity securities, at fair value	556,262	485,253
Mortgage loans, held for investment, at fair value	610,277	627,437
Other investments, at fair value	954,571	996,751
Equity method investments	162,412	148,288
Short-term investments, at fair value	115,959	70,310
Total investments	14,835,689	14,353,284
Cash and cash equivalents	889,574	751,415
Restricted cash and cash equivalents	377,741	423,238
Accrued interest receivable	99,978	94,418
Insurance and reinsurance premium balances receivable	3,207,444	2,733,464
Reinsurance recoverable on unpaid losses and loss expenses	6,031,527	5,831,172
Reinsurance recoverable on paid losses and loss expenses	594,375	539,676
Deferred acquisition costs	503,617	473,569
Prepaid reinsurance premiums	1,973,378	1,550,370
Receivable for investments sold	17,306	16,052
Goodwill	100,801	100,801
Intangible assets	189,612	197,800
Operating lease right-of-use assets	104,240	92,214
Other assets	547,242	438,338
Total assets	$29,472,524	$27,595,811

Liabilities
Reserve for losses and loss expenses	$15,555,256	$15,168,863
Unearned premiums	4,995,785	4,361,447
Insurance and reinsurance balances payable	1,900,188	1,522,764
Debt	1,313,358	1,312,314
Federal Home Loan Bank advances	85,790	81,388
Payable for investments purchased	87,992	19,693
Operating lease liabilities	116,547	102,577
Other liabilities	384,400	386,855
Total liabilities	24,439,316	22,955,901

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,375,678	2,366,253
Accumulated other comprehensive income (loss)	(775,439)	(760,300)
Retained earnings	6,628,179	6,247,022
Treasury shares, at cost	(3,747,416)	(3,765,271)
Total shareholders' equity	5,033,208	4,639,910

Total liabilities and shareholders' equity	$29,472,524	$27,595,811

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	Three months ended		Nine months ended
	2023	2022	2023	2022

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,322,564	$1,284,866	$3,818,508	$3,820,163
Net investment income	154,201	88,177	424,802	271,744
Net investment gains (losses)	(53,114)	(146,458)	(97,671)	(414,231)
Other insurance related income	10,344	1,092	16,444	9,998
Total revenues	1,433,995	1,227,677	4,162,083	3,687,674

Expenses
Net losses and loss expenses	783,940	941,911	2,240,840	2,444,196
Acquisition costs	263,389	240,511	747,027	746,443
General and administrative expenses	179,283	158,245	514,596	492,872
Foreign exchange gains	(50,570)	(135,660)	(11,755)	(236,934)
Interest expense and financing costs	16,445	15,915	50,077	46,720
Reorganization expenses	28,997	6,213	28,997	21,941
Amortization of intangible assets	2,729	2,729	8,188	8,188
Total expenses	1,224,213	1,229,864	3,577,970	3,523,426

Income (loss) before income taxes and interest in income (loss) of equity method investments	209,782	(2,187)	584,113	164,248
Income tax (expense) benefit	(24,624)	363	(68,078)	5,304
Interest in income (loss) of equity method investments	2,940	(7,560)	2,835	5,040
Net income (loss)	188,098	(9,384)	518,870	174,592
Preferred share dividends	7,563	7,563	22,688	22,688
Net income (loss) available (attributable) to common shareholders	$180,535	$(16,947)	$496,182	$151,904

Per share data
Earnings (loss) per common share:
Earnings (loss) per common share	$2.12	$(0.20)	$5.83	$1.79
Earnings (loss) per diluted common share	$2.10	$(0.20)	$5.77	$1.77
Weighted average common shares outstanding	85,223	84,660	85,099	84,930
Weighted average diluted common shares outstanding	86,108	84,660	85,927	85,674
Cash dividends declared per common share	$0.44	$0.43	$1.32	$1.29

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,457,624	$448,254	$1,905,878	$1,317,890	$389,918	$1,707,808
Net premiums written	885,252	90,105	975,357	777,789	258,995	1,036,784
Net premiums earned	885,714	436,850	1,322,564	782,101	502,765	1,284,866
Other insurance related income (loss)	(22)	10,366	10,344	151	941	1,092
Net losses and loss expenses	(491,368)	(292,572)	(783,940)	(519,006)	(422,905)	(941,911)
Acquisition costs	(169,384)	(94,005)	(263,389)	(139,436)	(101,075)	(240,511)
Underwriting-related general and
administrative expenses(10)	(120,330)	(18,271)	(138,601)	(108,072)	(24,498)	(132,570)
Underwriting income (loss)(11)	$104,610	$42,368	146,978	$15,738	$(44,772)	(29,034)

Net investment income			154,201			88,177
Net investment gains (losses)			(53,114)			(146,458)
Corporate expenses(10)			(40,682)			(25,675)
Foreign exchange gains			50,570			135,660
Interest expense and financing costs			(16,445)			(15,915)
Reorganization expenses			(28,997)			(6,213)
Amortization of intangible assets			(2,729)			(2,729)
Income (loss) before income taxes and interest in income (loss) of equity method investments			209,782			(2,187)
Income tax (expense) benefit			(24,624)			363
Interest in income (loss) of equity method investments			2,940			(7,560)
Net income (loss)			188,098			(9,384)
Preferred share dividends			7,563			7,563
Net income (loss) available (attributable) to common shareholders			$180,535			$(16,947)

Net losses and loss expenses ratio	55.5%	67.0%	59.3%	66.4%	84.1%	73.3%
Acquisition cost ratio	19.1%	21.5%	19.9%	17.8%	20.1%	18.7%
General and administrative expense ratio	13.6%	4.2%	13.5%	13.8%	4.9%	12.3%
Combined ratio	88.2%	92.7%	92.7%	98.0%	109.1%	104.3%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $41 million and $26 million for the three months ended September 30, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$4,557,386	$2,014,846	$6,572,232	$4,114,776	$2,341,123	$6,455,899
Net premiums written	2,788,849	1,241,221	4,030,070	2,491,120	1,675,382	4,166,502
Net premiums earned	2,544,920	1,273,588	3,818,508	2,303,640	1,516,523	3,820,163
Other insurance related income	90	16,354	16,444	470	9,528	9,998
Net losses and loss expenses	(1,398,486)	(842,354)	(2,240,840)	(1,346,585)	(1,097,611)	(2,444,196)
Acquisition costs	(473,413)	(273,614)	(747,027)	(422,979)	(323,464)	(746,443)
Underwriting-related general and
administrative expenses(12)	(350,494)	(61,757)	(412,251)	(330,598)	(82,471)	(413,069)
Underwriting income(13)	$322,617	$112,217	434,834	$203,948	$22,505	226,453

Net investment income			424,802			271,744
Net investment gains (losses)			(97,671)			(414,231)
Corporate expenses(12)			(102,345)			(79,803)
Foreign exchange gains			11,755			236,934
Interest expense and financing costs			(50,077)			(46,720)
Reorganization expenses			(28,997)			(21,941)
Amortization of intangible assets			(8,188)			(8,188)
Income before income taxes and interest in income of equity method investments			584,113			164,248
Income tax (expense) benefit			(68,078)			5,304
Interest in income of equity method investments			2,835			5,040
Net Income			518,870			174,592
Preferred share dividends			22,688			22,688
Net income available to common shareholders			$496,182			$151,904

Net losses and loss expenses ratio	55.0%	66.1%	58.7%	58.5%	72.4%	64.0%
Acquisition cost ratio	18.6%	21.5%	19.6%	18.4%	21.3%	19.5%
General and administrative expense ratio	13.7%	4.9%	13.4%	14.3%	5.4%	12.9%
Combined ratio	87.3%	92.5%	91.7%	91.2%	99.1%	96.4%

12Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $102 million and $80 million for the nine months ended September 30, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
13Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	Three months ended		Nine months ended
	2023	2022	2023	2022
	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$180,535	$(16,947)	$496,182	$151,904
Net investment (gains) losses(14)	53,114	146,458	97,671	414,231
Foreign exchange gains(15)	(50,570)	(135,660)	(11,755)	(236,934)
Reorganization expenses(16)	28,997	6,213	28,997	21,941
Interest in (income) loss of equity method investments(17)	(2,940)	7,560	(2,835)	(5,040)
Income tax benefit	(7,245)	(5,117)	(15,138)	(14,779)
Operating income	$201,891	$2,507	$593,122	$331,323

Earnings (loss) per diluted common share	$2.10	$(0.20)	$5.77	$1.77
Net investment (gains) losses	0.62	1.72	1.14	4.83
Foreign exchange gains	(0.59)	(1.59)	(0.14)	(2.77)
Reorganization expenses	0.34	0.07	0.34	0.26
Interest in (income) loss of equity method investments	(0.03)	0.09	(0.03)	(0.06)
Income tax benefit	(0.10)	(0.06)	(0.18)	(0.17)
Operating income per diluted common share	$2.34	$0.03	$6.90	$3.86

Weighted average diluted common shares outstanding	86,108	85,376	85,927	85,674

Average common shareholders' equity	$4,477,086	3,973,027	$4,286,559	$4,327,040

Annualized return on average common equity	16.1%	(1.7%)	15.4%	4.7%

Annualized operating return on average common equity(18)	18.0%	0.3%	18.4%	10.2%

14 Tax expense (benefit) of $(4,318) and $(608) for the three months ended September 30, 2023 and 2022, respectively, and $(8,198) and $(33,519) for the nine months ended September 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
15 Tax expense (benefit) of $2,318 and $(3,757) for the three months ended September 30, 2023 and 2022, respectively, and $(1,695) and $21,191 for the nine months ended September 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
16 Tax expense (benefit) of $(5,245) and $(752) for the three months ended September 30, 2023 and 2022, respectively, and $(5,245) and $(2,451) for the nine months ended September 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
17 Tax expense (benefit) of $nil for the three and nine months ended September 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure, is presented above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•losses related to the Israel-Hamas conflict, Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•underwriting and investment exposure in light of the recent disruption in the banking sector, which we expect to be within our risk appetite for an event of this nature;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases (including COVID-19) on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss).

Reorganization expenses in 2023 include impairments of computer software assets and severance costs associated with the departures of certain employees mainly attributable to our "How We Work" program which focuses on simplifying our operating structure. Reorganization expenses in 2022 included severance costs and impairments of computer software assets mainly attributable to our exit from catastrophe and property reinsurance lines of business which was part of an overall approach to reduce our exposure to volatile catastrophe risk. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2023 include impairments of computer software assets and severance costs associated with the departures of certain employees mainly attributable to our "How We Work" program which focuses on simplifying our operating structure. Reorganization expenses in 2022 included severance costs and impairments of computer software assets mainly attributable to our exit from catastrophe and property reinsurance lines of business which was part of an overall approach to reduce our exposure to volatile catastrophe risk. Reorganization expenses are primarily driven by business decisions, the nature and timing of
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com